SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	July 6, 2004

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont  05654
(Address of Principal Executive Office)                     (Zip Code)

(Registrant's Telephone Number, Including Area Code)      (802) 476-3121

NONE
(Former Name or Former Address, if Changed Since Last Report)

ROCK OF AGES CORPORATION

FORM 8-K

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On July 6, 2004, Rock of Ages Corporation (the "Company") announced that it has completed the previously announced investment of $3.5 million in FFS Holdings, Inc., a new parent company of Forethought Financial Services, Inc., a leading provider of pre-need insurance currently marketed through funeral homes and cemeteries. The investment includes voting and non-voting common shares, and represents approximately 6% of the voting common equity and approximately 8% of the total common equity of FFS Holdings. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)              Exhibits:

99.1            Press Release Dated July 6, 2004

ROCK OF AGES CORPORATION

FORM 8-K

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ROCK OF AGES CORPORATION

Dated: July 6, 2004	By: /s/Michael Tule Michael Tule Vice President/General Counsel